EXHIBIT 10.8

Master Revolving Note

AMOUNT $10,000,000.00	NOTE DATE August 31, 2001	MATURITY DATE DEMAND	TAX IDENTIFICATION NUMBER 59-3279-648

         For Value Received, the undersigned promise(s) to pay immediately upon demand, with respect to any demand made during the existence of any Default (defined below) after the expiration of any cure period applicable with respect to such Default (if any), and within ninety (90) days after demand, with respect to a demand made when no Default exists, to the order of Comerica Bank (“Bank”), at any office of the Bank in the State of Michigan, Ten Million and 00/100 Dollars (U.S.) ($10,000,000.00) (or that portion of it advanced by the Bank and not repaid as later provided) with interest until demand or until Default, as later defined, at a per annum rate equal to the LIBOR-based Rate or the Overnight-based Rate subject to the terms hereof, and after that at a rate equal to the rate of interest otherwise prevailing under this Note plus three percent (3%) per annum (but in no event in excess of the maximum rate permitted by law). Interest rate changes will be effective for interest computation purposes as and when the LIBOR Rate or Overnight Rate, as applicable, change. Interest shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding. Unless sooner demanded, accrued interest on this Note shall be billed as of the first day of each month commencing September 1, 2001 and shall be due within five business days of each such billing. If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to 5% of each late payment may be charged on any payment not received by the Bank within 10 business days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

         This Note is made in connection with the letter agreement between the undersigned and Bank dated of even date herewith (as it may be amended from time to time, the “Agreement”), the terms and conditions of which are incorporated herein by reference. To the extent there is any inconsistency between the Agreement and this Note, this Note shall govern and control.

         All Loan Advances shall bear interest at the LIBOR-based Rate or the Overnight-based Rate as elected by the undersigned in advance, by written notice received by Bank prior to the first day of each calendar month, which rate shall be the rate of interest for all Loan Advances outstanding during that month. If Bank does not receive timely notice of a rate election for any month, the rate of interest for all Loan Advances for each day of that month shall be calculated using the last basis for interest calculation in effect during the preceding month. The written notice of rate election for Loan Advances shall be in the form of Exhibit A attached hereto, and may be submitted to Bank by mail or facsimile or in any other manner acceptable to Bank at the address specified in the Notice of Rate Election form, attached or such other address as may be designated by Bank from time to time. The first rate election for Loan Advances of the undersigned under this Note, which shall be the rate of interest for Loan Advances from the date hereof through the last day of the current month, is the Overnight-based Rate. Nothing herein shall limit Bank’s ability to refuse any advance hereunder at any time when any Default shall exist.

         For the purposes of this Note, the following terms have the following meanings:

         “Applicable LIBOR Margin” means two percent (2%) per annum.

         “Applicable Overnight Margin” means two and fifteen one-hundredth percent (2.15%).

         “LIBOR Rate” means, for any day, the per annum rate of interest for one month U.S. Dollar deposits reported on page BBAM of the Bloomberg Financial Markets Information Services as of 11:00 a.m. London time on such day, or if such day is not a business day in London, then the preceding London business day.

         “LIBOR-based Rate” means, for any day, a per annum rate of interest equal to the LIBOR Rate in effect for such day plus the Applicable LIBOR Margin per annum.

         “Overnight Rate” means, for any day, a per annum rate of interest determined by Bank, in its sole discretion, to be the prevailing overnight federal funds rate on such date.

         “Overnight-based Rate” means, for any day, a per annum rate of interest equal to the Overnight Rate from time to time in effect plus the Applicable Overnight Margin per annum.

         “Regular Warehouse Loan Advances”, “Wet Funding Advances” and “Jumbo Mortgage Advance”, each have the meanings given them in the Letter Agreement.

         The principal amount payable under this Note shall be the sum of all advances made by the Bank to or at the request of the undersigned, less principal payments actually received in cash by the Bank. The books and records of the Bank shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Bank; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full.

         This Note and any other indebtedness and liabilities of any kind of the undersigned to the Bank, and any and all modifications, renewals or extensions of it, whether joint or several, contingent or absolute, now existing or later arising, and however evidenced (collectively “Indebtedness”) are secured by and the Bank is granted a security interest in all items deposited in any account of the undersigned with the Bank and by all proceeds of these items (cash or otherwise), all account balances of the undersigned from time to time with the Bank, by all property of the undersigned from time to time in the possession of the Bank and by any other collateral, rights and properties described in each and every deed of trust, mortgage, security agreement, pledge, assignment and other security or collateral agreement which has been, or will at any time(s) later be, executed by any (or all) of the undersigned to or for the benefit of the Bank (collectively “Collateral”).

         The undersigned acknowledges and agrees that if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of Bank, Bank shall have the option of maintaining all or any part of the Indebtedness under this Note on the books of such Eurodollar Lending Office.

         If Bank determines that, (a) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered to Bank, or (b) if the rate of interest referred to in the definition of “LIBOR Rate” does not accurately or fairly cover or reflect the cost to Bank of making or maintaining the Indebtedness hereunder at the LIBOR Rate, then Bank shall forthwith give notice thereof to the undersigned. Thereafter, until Bank notifies the undersigned that such conditions or circumstances no longer exist, the Indebtedness from time to time outstanding hereunder shall bear interest at the Overnight-based Rate.

         If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for the Bank (or its Eurodollar Lending Office) to make or maintain any Advance hereunder with interest at the LIBOR-based Rate, Bank shall forthwith give notice thereof to the undersigned. Thereafter, (a) until Bank notifies the undersigned that such conditions or circumstances no longer exist, the right of the undersigned to request any Advance(s) hereunder which is/are to bear interest at the LIBOR-based Rate shall be suspended, and any and all Advances made and/or outstanding hereunder shall bear interest at the Overnight-based Rate.

         If the adoption after the date hereof, or any change after the date hereof in, any applicable law, rule or regulation of any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

         (a)     shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to this Note or any advance hereunder or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any advance or any other amounts due under this Note in respect thereof (except for changes in the rate of tax on the overall net income of Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank’s principal executive office or Eurodollar Lending Office is located); or

         (b)     shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets any other condition affecting any advance under this Note;

and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the indebtedness hereunder or to reduce the amount of any sum received or receivable by Bank under this Note by an amount deemed by the Bank to be material, then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the undersigned, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error in computation.

         In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the making or maintaining any advances hereunder, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the making or maintaining of such advances hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the undersigned shall pay to Bank, within fifteen (15) days of the undersigned’s receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of the Bank hereunder or to the making or maintaining any advances hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by the Bank and submitted by Bank to the undersigned, shall be conclusive and binding for all purposes absent manifest error in computation.

         If the undersigned or any guarantor under a guaranty of all or part of the Indebtedness (“guarantor”) (i) fails to pay any of the Indebtedness when due, by maturity, acceleration or otherwise, or fail(s) to pay any Indebtedness owing on a demand basis upon demand; or (ii) fails to comply with any of the terms or provisions of any agreement between the undersigned or any such guarantor and the Bank; or (iii) become(s) insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, (if a business entity) cease(s) doing business as a going concern, (if a natural person) die(s) or become(s) incompetent, (if a partnership) dissolve(s) or any general partner of it dies, becomes incompetent or becomes the subject of a bankruptcy proceeding or (if a corporation or a limited liability company) is the subject of a dissolution, merger or consolidation; or (iv) if any warranty or representation made by the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete in any material respect; or (v) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (vi) if there is any failure by the undersigned or any guarantor to pay when due indebtedness (other than to the Bank) which exceeds, in aggregate principal amount, $250,000 or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (vii) if there is filed or issued a levy or writ of attachment or garnishment or other like judicial process upon the undersigned or any guarantor or any of the Collateral with respect to a judgment or other liability equal to $250,000 or a greater amount, including without limit, any accounts of the undersigned or any guarantor with the Bank; or (viii) if there shall be any change for any reason whatsoever in the ownership or control of the undersigned or any guarantor which shall in the sole judgment of Bank adversely affect future prospects for the successful operation of the undersigned or any guarantor, then the Bank, if such event continues to exist for a period of five (5) business days after the date that Bank has given the undersigned written notice of such event (the continuation of any such event after such period of time being called a “Default” hereunder), may at its option and without prior notice to the undersigned refuse additional advances under this Note, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the Collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the default rate provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned or given to it under applicable law.

         The undersigned acknowledges that the Bank, at any time, without notice, and without reason, and in the absence of the existence of any Default, may demand that this Note be paid in full. In the event any such demand is made at any time when no Default is existing, this Note shall be due and payable on the earlier of the ninetieth (90th) day following the date of such demand or the date of the occurrence of any Default. The demand nature of this Note shall not be deemed modified by the undersigned’s election of monthly interest rates or reference to a Default in this Note or in any agreement to a default by the undersigned or to the occurrence of an event of default (collectively an “Event of Default”). For purposes of this Note, to the extent there is reference to any Event of Default this reference is for the purpose of permitting the Bank to accelerate Indebtedness not on a demand basis and to receive interest at the default rate provided in the document evidencing the relevant Indebtedness. It is expressly agreed that the Bank may exercise its demand rights under this Note whether or not any Event of Default has occurred. Notwithstanding anything to the contrary above, the undersigned shall be entitled to request and receive advances and readvances hereunder in accordance with and subject to the terms of the Agreement and this Note at all times until the first to occur of: (i) the expiration of the 90 day period following the date of Bank’s demand, or (ii) the occurrence of a Default or Event of Default. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

         If this Note is signed by two or more parties (whether by all as makers or by one or more as an accommodation party or otherwise), the obligations and undertakings under this Note shall be that of all and any two or more jointly and also of each severally. This Note shall bind the undersigned, and the undersigned’s respective heirs, personal representatives, successors and assigns. The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of any other party. The undersigned waives all defenses or right to discharge available under Section 3-605 of the Michigan Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Bank has the right to sell, assign, or grant participations or any interest in, any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness. The undersigned agrees that the Bank may provide information relating to this Note or relating to the undersigned to the Bank’s parent, affiliates, subsidiaries and service providers.

         The undersigned agrees to reimburse the holder or owner of this Note upon demand for any and all costs and expenses (including without limit, court costs, legal expenses and reasonable attorney fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

         The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word “undersigned” means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE IS MADE IN THE STATE OF MICHIGAN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 25% PER ANNUM, OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

         THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

Borrower:

FINANCIAL RESOURCES GROUP, INC.

By: /s/ Lori Neff
         Lori Neff
Its: Vice President

Address: 24201 Walden Center Drive, Suite 210
                 Bonita Springs, Florida 34134

For Bank Use Only				CCAR #

LOAN OFFICER INITIALS HDH	LOAN GROUP NAME MORTGAGE BANKER FINANCE		OBLIGOR NAME FINANCIAL RESOURCES GROUP, INC.

LOAN OFFICER ID. NO. 2645	LOAN GROUP NO. 90281	OBLIGOR NO.	NOTE NO.		AMOUNT $10,000,000